                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            1ST SOURCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            1ST SOURCE CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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
                                                   [1st Source Corporation Logo]
                                                      Post Office Box 1602
                                                      100 North Michigan Street
                                                      South Bend, Indiana 46634


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT


TO THE SHAREHOLDERS OF 1ST SOURCE CORPORATION

     The Annual Meeting of the Shareholders of 1st Source Corporation will be held at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana, on April 15, 1999, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

     1. ELECTION OF DIRECTORS. Election of one Director and reelection of three Directors for terms expiring in 2002.

     2. OTHER BUSINESS. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 16, 1999, are entitled to vote at the meeting.


                                              By Order of the Board of Directors

                                                              Vincent A. Tamburo
                                                                       Secretary


 South Bend, Indiana
 March 8, 1999





--------------------------------------------------------------------------------

   PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, NEVERTHELESS, VOTE IN PERSON.

--------------------------------------------------------------------------------

                                                   [1st Source Corporation Logo]
                                                      Post Office Box 1602
                                                      100 North Michigan Street
                                                      South Bend, Indiana 46634



                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of 1st Source Corporation ("1st Source"), to be held on April 15, 1999, at 10:00 a.m. local time, at the 1st Source Center, 4th Floor Boardroom, 100 North Michigan Street, South Bend, Indiana. Only Shareholders of record at the close of business on February 16, 1999, will be eligible to vote at the Annual Meeting. The voting securities of 1st Source consist only of Common Stock, of which 19,069,575 shares were outstanding on the record date. Each Shareholder of record on the record date will be entitled to one vote for each share. Cumulative voting is not authorized. The approximate date for making available this Proxy Statement and the form of proxy to Shareholders is March 8, 1999. With respect to each matter to be acted upon at the meeting, abstentions on properly executed proxy cards will be counted for determining a quorum at the meeting; however, such abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the shareholder has abstained or the broker has not voted.

     The cost of solicitation of proxies will be borne by 1st Source. In addition to the use of mails, proxies may be solicited through personal interview, telephone, and telegraph by directors, officers and regular employees of 1st Source without additional remuneration therefor.



                                  REVOCABILITY

     Shareholders may revoke their proxies at any time prior to the meeting by giving written notice to Vincent A. Tamburo, Secretary, 1st Source Corporation, Post Office Box 1602, South Bend, Indiana 46634, or by voting in person at the meeting.



                         PERSONS MAKING THE SOLICITATION

     This solicitation is being made by the Board of Directors of 1st Source.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Ownership of beneficial owners of more than 5% of the Common Stock outstanding at February 16, 1999:

NAME AND ADDRESS                 TYPE OF OWNERSHIP       AMOUNT       % OF CLASS
----------------                 -----------------       ------       ----------
Ernestine M. Raclin (1)             Indirect(2)         6,064,730       31.80%
                                                        =========       =====
100 North Michigan Street
South Bend, IN  46601

Christopher J. Murphy III             Direct              593,876        3.11%
100 North Michigan Street
South Bend, IN  46601               Indirect(3)         1,275,429        6.69%
                                                        ---------        ----
                                       Total            1,869,305        9.80%
                                                        =========        ====

1st Source Bank as Trustee            Direct            1,142,795        5.99%
                                                        =========        ====
for the 1st Source
Corporation Employees'
Profit Sharing Plan and Trust

     (1) Mrs. Raclin is the mother-in-law of Mr. Murphy.
     (2) Owned indirectly by Mrs. Raclin who disclaims beneficial ownership thereof. Most of these securities are held in trust. While Mrs. Raclin is an income beneficiary of many of these trusts, the ultimate benefit and ownership will reside in her children and grandchildren.
     (3) Owned indirectly by Mr. Murphy who disclaims beneficial ownership thereof. The securities are held by Mr. Murphy's wife and children, or in trust for the benefit of his wife and children. Mr. Murphy is not a current income beneficiary of most of the trusts.

                     INTEREST OF CERTAIN PERSONS IN MATTERS
                                TO BE ACTED UPON

     The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, nor officer of 1st Source has any special interest in any matter to be voted upon other than election to the Board of Directors. Directors, officers, and voting trustees have indicated that they intend to vote for all directors as listed in Proposal Number 1.



                    PROPOSAL NUMBER 1: ELECTION OF DIRECTORS
                        DIRECTORS AND EXECUTIVE OFFICERS

     The last Shareholders' meeting at which directors were elected was held on April 16, 1998. At that meeting, 90.6% of the shares outstanding were represented in person or by proxy. Directors were voted upon separately. All directors received a majority of the votes cast.

     The Board of Directors is divided into three (3) groups of directors whose terms expire at different times. At this meeting, one (1) director is to be elected and three (3) directors are to be reelected to hold office until April, 2002, or until the qualification and election of a successor. Directors will be elected by a plurality of the votes cast. The following information is submitted for each nominee as well as each director and each non-director executive officer continuing in office.

                                                                          BENEFICIAL OWNERSHIP
                                                                         OF EQUITY SECURITIES(1)
                                                                         -----------------------
                                                                 YEAR
                                                               IN WHICH
                                                              DIRECTORSHIP    COMMON     % OF
NAME                          AGE   PRINCIPAL OCCUPATION(3)     ASSUMED      STOCK (2)   CLASS
----                          ---   -----------------------     -------      ---------   -----

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS

Term Expiring in April, 2002

Timothy K. Ozark              49    Chairman and Chief Executive              1,500       *
                                    Officer, Aim Financial
                                    Corporation (mezzanine
                                    funding and leasing);
                                    President and Chief
                                    Executive Officer, TKO
                                    Finance Corporation
                                    (lender to financial
                                    services and
                                    manufacturing companies)

      NOMINEES FOR REELECTION TO THE BOARD OF DIRECTORS

Terms Expiring in April, 2002

Lawrence E. Hiler             53    Chairman,                    1992         1,966        *
                                    Hiler Industries
                                    (metal castings)

Rex Martin                    47    Chairman, President and      1996         1,513        *
                                    Chief Executive Officer,
                                    NIBCO, Inc. (copper
                                    and plastic plumbing parts
                                    manufacturer)

Christopher J. Murphy III     52    Chairman of the Board,       1972      1,869,305       9.80%
                                    President, and Chief
                                    Executive Officer, 1st
                                    Source Corporation;
                                    Chairman of the Board
                                    and Chief Executive
                                    Officer, 1st Source
                                    Bank; prior thereto,
                                    President and Chief
                                    Executive Officer, 1st
                                    Source Corporation and
                                    1st Source Bank;
                                    Director, Comair, Inc.
                                    and Quality Dining, Inc.

                                                                          BENEFICIAL OWNERSHIP
                                                                         OF EQUITY SECURITIES(1)
                                                                         -----------------------
                                                                 YEAR
                                                               IN WHICH
                                                              DIRECTORSHIP   COMMON     % OF
NAME                          AGE   PRINCIPAL OCCUPATION(3)     ASSUMED     STOCK (2)   CLASS
----                          ----  -----------------------     -------     ---------   -----
               DIRECTORS CONTINUING IN OFFICE

Terms Expiring in April, 2000
Rev. E. William Beauchamp,    56    Executive Vice President,    1989          557        *
C.S.C                               University of Notre Dame

Paul R. Bowles                61    Former Vice President,       1988        9,900        *
                                    Corporate Development,
                                    Clark Equipment Company
                                    (off-highway components
                                    and construction machinery
                                    manufacturing)

William P. Johnson            56    Chairman and Chief           1996          880        *
                                    Executive Officer,
                                    Goshen Rubber Co., Inc.
                                    (rubber and plastic parts
                                    manufacturer); Director,
                                    Coachman Industries, Inc.

Richard J. Pfeil              66    Chairman and President,      1971       31,303        *
                                    Koontz-Wagner Electric
                                    Company, Inc. (electrical
                                    equipment installer and
                                    supplier)

Terms Expiring in April, 2001
Philip J. Faccenda            69    General Counsel Emeritus,    1983      849,424        4.45%
                                    University of Notre Dame;
                                    Director, Hilb, Rogal &
                                    Hamilton

Daniel B. Fitzpatrick         41    Chairman, President,         1995       20,744        *
                                    Chief Executive Officer
                                    and Director, Quality
                                    Dining, Inc. (quick
                                    service and casual dining
                                    restaurant operator)

                                                                          BENEFICIAL OWNERSHIP
                                                                         OF EQUITY SECURITIES(1)
                                                                         -----------------------
                                                                 YEAR
                                                               IN WHICH
                                                              DIRECTORSHIP    COMMON     % OF
NAME                          AGE   PRINCIPAL OCCUPATION(3)     ASSUMED      STOCK (2)   CLASS
----                          ----  -----------------------     -------      ---------   -----

Wellington D. Jones III       54    Executive Vice President,    1998         185,885     *
                                    1st Source Corporation, and
                                    President and Chief Operat-
                                    ing Officer, 1st Source Bank;
                                    prior thereto, Executive
                                    Vice President, 1st Source
                                    Corporation and 1st Source
                                    Bank


Dane A. Miller, Ph.D.         53    President, Chief Executive   1987          17,056     *
                                    Officer and Director,
                                    Biomet, Inc. (medical
                                    products and technology)


                        NON-DIRECTOR EXECUTIVE OFFICERS

Richard Q. Stifel             57    Executive Vice President,                  77,261     *
                                    1st Source Bank


Allen R. Qualey               46    President and Chief Operating              49,732     *
                                    Officer, Specialty Finance
                                    Group, 1st Source Bank;
                                    prior thereto, Executive Vice
                                    President and Senior Vice
                                    President

Vincent A. Tamburo            64    Senior Vice President,                     57,875     *
                                    General Counsel and Secre-
                                    tary, 1st Source Corporation
                                    and 1st Source Bank

Larry E. Lentych              52    Senior Vice President,                     49,244     *
                                    Treasurer and Chief Financial
                                    Officer, 1st Source Corpo-
                                    ration and 1st Source Bank



All Directors and Executive Officers as a Group (16 persons)                3,224,145     16.91%

*   Represents holdings of less than 1%.

(1) Based on information furnished by the directors and executive officers as of February 16, 1999.

(2) The amounts shown include shares of Common Stock held directly or indirectly in the following amounts by the spouse and other family members of the immediate household of the following director, who disclaims beneficial ownership of such securities: Christopher J. Murphy III, 1,275,429 shares. Voting authority for 893,603 shares owned beneficially by Mr. Murphy is vested in 1st Source Bank as Trustee for various family trusts. Investment authority for those shares is held by 1st Source Bank as Trustee of the underlying trusts. Mr. Faccenda holds 820,462 shares in fiduciary capacity as Trustee of two (2) trusts for the benefit of Mrs. Raclin.

(3) The principal occupation represents the employment for the last five years for each of the named directors and executive officers. Directorships presently held in other registered corporations are also disclosed.

  Directors and officers of 1st Source and their associates were customers of and had transactions with 1st Source and its subsidiaries in the ordinary course of business during 1998; additional transactions are expected to take place in the ordinary course of business in the future. All outstanding loans and commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility, or present other unfavorable features. Credit underwriting procedures followed were no less stringent than those for comparable transactions with other borrowers.

                                BOARD COMMITTEES

  1st Source and its major subsidiary, 1st Source Bank, share the following permanent committees made up of board members of both organizations. Executive, Audit, Human Resources and Executive Compensation Committee members are appointed annually after the Annual Meeting of Shareholders.

  Executive Committee -- Members of the Executive Committee are Christopher J. Murphy III, Chairman; Paul R. Bowles, Philip J. Faccenda, Daniel B. Fitzpatrick, Rex Martin, and Richard J. Pfeil. The committee met one (1) time in 1998. The committee has the power to act for the Board of Directors between Board meetings subject to certain statutory limitations. The committee also carries out the functions of the Nominating Committee and will consider nominees for election to the Board of Directors recommended by Shareholders, if submitted in writing at least 120 days prior to the next Annual Meeting to be held on or about April 15, 2000. Nominations should be addressed to the attention of the Chairman, Executive Committee, c/o 1st Source Corporation.

  Audit Committee -- Members of the Audit Committee are William P. Johnson, Chairman; Rev. E. William Beauchamp, Philip J. Faccenda, Rex Martin, Dane A. Miller and Richard J. Pfeil, 1st Source Directors; H. Thomas Jackson, John T. Phair and Elmer H. Tepe, 1st Source Bank Directors. The committee held four (4) meetings in 1998. The function of the Audit Committee is to review the scope and results of the audits by the internal audit staff and the independent accountants. The committee also reviews the adequacy of the accounting and financial controls and presents the results to the Board of Directors with respect to accounting practices and internal procedures. It also makes recommendations for improvements in such procedures.

  HUMAN RESOURCES COMMITTEE -- Members of the Human Resources Committee are Terry L. Gerber, 1st Source Bank Director, Chairman, Paul R. Bowles, Daniel B. Fitzpatrick, Lawrence E. Hiler and Richard J. Pfeil, 1st Source Directors; Ann
M. Hillman, Hollis E. Hughes, Jr., David L. Lerman, Craig A. Kapson and Mark D. Schwabero, 1st Source Bank Directors. The committee held four (4) meetings in 1998. The purpose of the committee is to establish wage and benefit policies for 1st Source and its subsidiaries and to approve individual salary and benefit plans for the senior officers of 1st Source Bank.

  EXECUTIVE COMPENSATION COMMITTEE -- Members of the Executive Compensation Committee are Philip J. Faccenda, Chairman; Paul R. Bowles, Rex Martin and Richard J. Pfeil. The committee held one (1) meeting in 1998. The Executive Compensation Committee determines compensation for senior management personnel, reviews the Chief Executive Officer and manages the company's stock plans.

  MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' COMPENSATION -- The Board of Directors held five (5) meetings in 1998. Incumbent directors who attended fewer than 75% of the aggregate total meetings of the Board of Directors and all committees of the board of 1st Source on which they served were Rev. E. William Beauchamp and William P. Johnson. Directors receive fees in the amount of $6,000 per year, and $350 per board meeting and committee meeting attended. Committee chairpersons receive $400 per meeting. Total fees paid in 1998 were $160,310.

                       REMUNERATION OF EXECUTIVE OFFICERS

  The following tables set forth all aggregate remuneration accrued by 1st Source and its subsidiaries for 1998 for 1st Source's chief executive officer and each of 1st Source's other four most highly compensated executive officers.


                                                             SUMMARY COMPENSATION TABLE


                                                      ANNUAL                                LONG-TERM
                                                   COMPENSATION                            COMPENSATION
                                   ------------------------------------------------  -------------------------
            (A)                     (B)       (C)           (D)            (E)           (F)           (G)          (H)
                                                                                      SECURITIES
                                                                       OTHER ANNUAL   UNDERLYING      LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION(1)     YEAR     SALARY        BONUS(3)     COMPENSATION  OPTIONS (#SH)  PAYOUTS(3) COMPENSATION(4)
------------------------------     ----     ------        --------     ------------  -------------  --------------------------
Christopher J. Murphy III          1998    $461,592       $891,780       $25,680        110,000      $243,151     $133,716
Chairman, President & CEO,         1997     414,515        633,405        25,190              -       217,463       13,989
1st Source, and Chairman           1996     389,077        105,300        24,114         53,543       169,936       13,080
& CEO, 1st Source Bank

Wellington D. Jones III            1998     249,335         59,500        10,953         55,000        78,120       14,544
Executive Vice President           1997     202,145        656,613         6,190              -        70,826       13,989
1st Source, and President          1996     188,500         33,750         6,633         20,722        55,805       13,080
& COO, 1st Source Bank

Allen R. Qualey(2)                 1998     173,077         46,350         2,809         55,000        41,787       14,544
President and COO,                 1997     145,385         34,050         2,536         12,100        36,278       13,989
Specialty Finance Group,
1st Source Bank

Richard Q. Stifel                  1998     169,610         24,875         4,246         33,000        47,549       14,544
Executive Vice President           1997     152,461        207,505         4,133              -        43,771       13,989
1st Source Bank                    1996     144,154         12,000         4,869         14,823        36,185       13,080

Larry E. Lentych                   1998     135,890         26,850         1,634         33,000        47,354       12,968
Senior Vice President,
Treasurer and CFO,
1st Source and
1st Source Bank

(1) Mr. Murphy, Mr. Jones, Mr. Qualey, Mr. Stifel, and Mr. Lentych (the "Executives") signed Employment Agreements (the "Agreements") in April 1998. Mr. Murphy's Agreement provides for a $450,000 base salary, increasing to $500,000 effective March 1, 1999, with annual increases thereafter of not less than 5% and cash bonus payments based on a formula computed in a manner similar to the awards to executives under the Executive Incentive Plan and Long-Term Executive Award Program. Under the other four Agreements Mr. Jones, Mr. Qualey, Mr. Stifel and Mr. Lentych will receive base salaries of $250,000, $175,000, $165,000 and $135,000, respectively, with annual increases as may be determined by 1st Source, and cash and stock bonuses determined under the Executive Incentive Plan and the Long-Term Executive Award Program. The Agreements permit gross-up payments necessary to cover possible excise tax payments by the Executives and to reimburse the Executives for legal fees that might be expended in enforcing the Agreements' provisions or contesting tax issues relating to the Agreements' parachute provisions. Mr. Murphy's Agreement is a five-year agreement which is extended from year to year unless either party gives notice not to extend. The Agreements for Mr. Jones, Mr. Qualey, Mr. Stifel, and Mr. Lentych expire on December 31 of the years 2003, 2003, 2001, and 2001, respectively. In each case their Agreement will be extended from year to year thereafter unless either party gives notice not to extend. In the event of disability, the Executives will receive their base salary for up to one year, in addition to other disability programs in effect for all officers of 1st Source. Additionally, 1st Source has eliminated death benefits previously provided to Mr. Murphy and instead has entered into a split-dollar life insurance agreement with Mr. Murphy which insures the lives of Mr. Murphy and his wife for $10.2 million. If any of the Executives terminate employment because of any adverse change in their status, he will continue to receive his base salary for a period of twelve months after his termination. If any of the Executives terminate employment within one year of a change in control (which term includes any third party which becomes beneficial owner of 50%, or in the case of Mr. Murphy, 20%, or more of the outstanding stock of 1st Source, the election of a majority of new directors in connections with a sale, merger, other business combination or contested Board of Directors election, or any approval of any transaction which results in a disposition of substantially all of the assets of 1st Source), he will receive severance pay in cash equal to 2.99 times his "Annualized Includable Compensation" (as defined under the Internal Revenue Code of 1986, as amended.) The Agreements also include restrictive covenants which provide, among other things, that the Executives not compete with 1st Source in bank or bank-related services within certain designated counties of Indiana or divulge confidential information or trade secrets for a twenty-four month period after termination of employment.

(2) Mr. Qualey became an executive officer in 1997.

(3) 1st Source has an Executive Incentive Plan (the "Plan") which is administered by the Executive Compensation Committee (the "Committee") of the Board. Awards under the Plan consist of cash and "Book Value" shares of Common Stock. "Book Value" shares are awarded annually on a discretionary basis and are subject to forfeiture over a period of five (5) years. The Plan shares may only be sold to 1st Source, and such sale is mandatory in the event of death, retirement, disability or termination of employment. 1st Source may terminate or extend the Plan at any time.

     During February 1996 and March 1991, 1st Source granted special long-term incentive awards (the "Awards") to participants in the Executive Incentive Plan administered by the Committee. The 1996 Award was granted for the attainment of the company's long-term goals for 1995 which were set in 1990. The 1991 Award was granted for the attainment of the company's long-term return on assets goal for 1990, set in 1986. Both Awards were split between cash and 1st Source Common Stock valued at the market price at the time of the award. Such shares are subject to forfeiture over a period of ten (10) years. The first 10% of these shares was vested at the grant of the Award. Subsequent vesting requires (i) the participant to remain an employee of 1st Source and (ii) that 1st Source be profitable on an annual basis based on the determination of the Committee.

     1st Source also has a Restricted Stock Award Plan (the "Restricted Plan") for key employees. Awards under the Restricted Plan are made to employees recommended by the Chief Executive Officer and approved by the Committee. Shares awarded under the Restricted Plan are subject to forfeiture over a ten (10) year period. Vesting is based upon meeting certain criteria, including continued employment by 1st Source.

     The bonus amounts represent the annual cash awards under the Plan, the 1998 Performance Compensation Plan and other cash bonuses. Vested stock under the Plan, the Awards and the Restricted Plan is included in the LTIP column. The value placed on "Book Value" shares is the book value per share as of December 31 of each year. The value placed on market value shares is market value as of December 31 of each year. Mr. Murphy receives this vested amount in cash.

     Unvested stock holdings under the Plan, the Awards and the Restricted Plan as of December 31, 1998, are as follows:

                                      Book Value   Market Value    Calculated
     Name                               Shares        Shares          Value
     ----                               ------        ------          -----
     Christopher J. Murphy III          34,487         8,627        $651,400
     Wellington D. Jones III            12,848         2,555         222,608
     Allen R. Qualey                    10,419         1,236         155,064
     Richard Q. Stifel                   6,301         1,638         120,897
     Larry E. Lentych                    5,066         1,069          89,650

(4) For 1998 Mr. Murphy's amount in the "All Other Compensation" column includes $119,172 for the current value on an actuarial basis of his split-dollar life insurance agreement. All other amounts reported in the "All Other Compensation" column represent 1st Source contributions to defined contribution retirement plans.

             EXECUTIVE INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                    Number of      Performance
                                                    Book Value     Period Until
Name                                                 Shares(1)       Payout(2)
                                                    ----------     ------------
Christopher J. Murphy III                             10,318          5 years
Wellington D. Jones III                                5,280          5 years
Allen R. Qualey                                        4,113          5 years
Richard Q. Stifel                                      2,207          5 years
Larry E. Lentych                                       2,382          5 years

   (1) Mr. Murphy will receive his vested awards in cash.

   (2) Vesting of awards is tied to 1st Source achieving an 8% annual increase in net income over the next five years. Twenty percent (20%) of the award vests each year based on attaining the performance.

                             PENSION PLAN BENEFITS

   Annual pension benefits payable to executive officers under annuity contracts received from the terminated Pension Plan are as follows:
                                                     Annual Pension
             Name                                       Benefits
             ----                                       --------
             Christopher J. Murphy III                   $17,078
             Wellington D. Jones III                       6,694
             Richard Q. Stifel                             3,879
             Larry E. Lentych                              4,827


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

   During 1998, Mr. Murphy served as a member of the compensation committee of Quality Dining, Inc. Director Fitzpatrick is an executive officer of Quality Dining, Inc.

                     EXECUTIVE COMPENSATION COMMITTEE REPORT

   1st Source officers are reviewed once a year by their immediate supervisor. The review covers a variety of management and professional characteristics and performance relative to individual, group, and company goals.

   The performance review is an integral part of 1st Source's Salary Administration Program. All positions are rated and placed in a salary range. Annually, with our approval, management establishes a salary performance grid that sets the range of merit increases that may be given to officers depending on their review and their respective position (lower, middle or upper third) in their respective salary range.

   The categories of performance under the Company's review program are:

       -  Substantially and consistently exceeds job requirements;
       -  Often exceeds job requirements;
       -  Meets and sometimes exceeds job requirements;
       -  Meets some job requirements, improvement is required; and
       -  Does not meet minimal job requirements.

 Management awards salary increases as determined under the guidelines of the Salary Administration Program in conformance with the salary performance grid and the annual budget.

   All of the officers reported herein, including Mr. Murphy, are under the 1st Source Salary Administration Program. In his case, he is evaluated by us against a series of objectives set in the Company's annual budget plan and in its long-term strategic plan as annually approved by our full Board. Under the Company's Salary Administration Program, Mr. Murphy was due for a review in September 1997. This was postponed, and in February 1998, we reviewed Mr. Murphy's salary in connection with his promotion to Chairman. We reviewed his performance relative to achieving 1997's goals and his progress toward 1998's. The Company had again exceeded its quantitative objectives in 1997 and again met most of its qualitative objectives as well. We determined that Mr. Murphy's performance "substantially and consistently exceeds job requirements," and he was therefore eligible to receive a 6% to 8% base salary increase. He also was eligible for a promotional increase of 10% to 15%.

   In addition to using the company's Salary Administration Program, we compared Mr. Murphy's compensation, both base salary and bonus, with compensation levels for CEO's of bank holding companies of comparable size and performance in the Midwest and nationally. We reviewed compensation comparisons and bank performance data prepared by Ben S. Cole Financial Corporation, the Bank Administration Institute, Sheshunoff and Company, Wyatt Company, and the Indiana Bankers Association. Based on these factors, we determined it to be in the best interest of the Company to increase Mr. Murphy's salary to $450,000 at the time of his promotion in April 1998 and to $500,000 effective March 1, 1999.

   Bonuses under 1st Source's Executive Incentive Plan are determined annually following the close of the year. The bonus is calculated based on the officer's "partnership level" adjusted for the Company's performance relative to plan and for the individual's performance relative to weighted objectives set at the beginning of the year. In Mr. Murphy's case, the base bonus calculation is 25% of his salary. For each 1% that the company varies from its profit plan for the year, the base bonus is adjusted up or down by 2.5%.

   Once the base bonus is calculated, an officer can receive 100% to 300% of the amount depending on their individual performance. As with all Executive Incentive Plan participants, the reviewer assesses performance relative to an agreed upon set of objectives. In Mr. Murphy's case, these are the annual business objectives and the Company's long-term goals as approved by the Board. In 1998, the Company continued the expansion of its branch network, generally exceeded its annual financial and credit quality goals and generally met its qualitative goals. Accordingly, Mr. Murphy was awarded a bonus of $232,560 for 1998's performance.

   Under the Company's Executive Incentive Plan, 50% of the Executive Incentive Plan bonus will be paid in cash in March 1999 to Mr. Murphy. The other 50% is subject to forfeiture over the next five (5) years. The forfeiture lapses ratably for each year Mr. Murphy remains with the Company and for each year or period of years the Company grows its net income by a minimum of 8% per year. During this period, the "at risk" portion of the bonus is delineated in book value stock but is paid in cash to Mr. Murphy as the forfeiture lapses. The Company's Executive Incentive Program limits bonuses, at time of award, to 75% of salary.

   In addition, the Executive Compensation Committee awarded Mr. Murphy a cash bonus of $775,500 under the 1998 Performance Compensation Plan approved by the shareholders and based on goals established by us at the beginning of 1998. This bonus was awarded in recognition of 1st Source's achievement of those goals, as well as 1st Source's continued excellent stock and financial performance in comparison to its peer bank holding companies.

   The executive officers were granted stock options during 1998 in conjunction with their promotions and their assumption of additional responsibilities.

                        EXECUTIVE COMPENSATION COMMITTEE

                          Philip J. Faccenda, Chairman
                                 Paul R. Bowles
                                   Rex Martin
                                Richard J. Pfeil

                       OPTIONS GRANTS IN LAST FISCAL YEAR


                            Individual Grants

           (a)                    (b)              (c)              (d)                (e)                (f)
                               Number of       % of Total
                               Securities        Options
                               Underlying       Granted to        Exercise                               Grant
                                 Options        Employees           Price           Expiration            Date
Name                           Granted (1)    in Fiscal Year      ($/Share)             Date            Value(2)
----                           -----------    --------------      ---------             ----            --------
Christopher J. Murphy III        110,000             33%             $34.32          7/21/2008         $1,194,000
Wellington D. Jones III           55,000             17               34.32          7/21/2008            597,000
Allen R. Qualey                   55,000             17               34.32          7/21/2008            597,000
Richard Q. Stifel                 33,000             10               34.32          7/21/2008            358,200
Larry E. Lentych                  33,000             10               34.32          7/21/2008            358,200



(1) The date the options are first exercisable is July 21, 1999. Options are subject to a three-year holding period after exercise.

(2) Grant date values have been determined using the Black-Scholes option pricing model. The assumptions used in calculating the Black-Scholes present value for these grants were as follows: dividend yield of .74%; expected volatility of 19.61%; risk-free interest rate of 5.50%; and expected life of
    6.47 years.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 1998 OPTION VALUES




           (a)                       (b)             (c)                      (d)                             (e)
                                                                            Number of                Value of Unexercised
                                                                      Securities Underlying              In-the-Money
                                                                     Unexercised Options at               Options at
                                                                        December 31, 1998               December 31, 1998
                               Shares Acquired       Value
Name                             on Exercise       Realized       Exercisable    Unexercisable     Exercisable  Unexercisable
----                             -----------       --------       -----------    -------------     -----------  -------------
Christopher J. Murphy III               -                 -         340,806          142,126     $7,907,431        $537,673

Wellington D. Jones III             1,361           $21,554           6,504           67,857        108,842         215,180

Allen R. Qualey                     1,650            28,205          33,835           73,755        664,990         272,685

Richard Q. Stifel                       -                 -          21,513           41,894        421,725         148,847

Larry E. Lentych                      550            12,277          22,199           39,534        446,313         109,357

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                      AMONG 1ST SOURCE, NASDAQ MARKET INDEX
                             AND PEER GROUP INDEX**


                                     [GRAPH]

          31-DEC-93   31-DEC-94   31-DEC-95   31-DEC-96   31-DEC-97   31-DEC-98
          ---------   ---------   ---------   ---------   ---------   ---------
1st Source   100         118         168         187         308         359
NASDAQ Index 100         105         136         169         207         292
Peer Group   100          93         136         181         285         314



 * Assumes $100 invested on December 31, 1993, in 1st Source Corporation common stock, NASDAQ market index, and peer group index

** The peer group is a market-capitalization-weighted stock index of banking companies in Indiana, Illinois, Michigan, Ohio, and Wisconsin

NOTE: Total return assumes reinvestment of dividends

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Securities Exchange Act of 1934 requires executive officers and directors to file reports of ownership and changes in ownership of 1st Source Corporation stock with the Securities and Exchange Commission and to furnish 1st Source with copies of all reports filed. Based solely on a review of the copies of such reports furnished to 1st Source and written representations from the executive officers and directors that no other reports were required, 1st Source believes that all filing requirements were complied with during the last fiscal year, except that Mr. Pfeil, Mr. Qualey and Mr. Lentych each filed late one report covering a single transaction.



                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The financial statements of 1st Source are audited annually by independent accountants. For the year ended December 31, 1998, and the nine (9) preceding years, the audit was performed by PricewaterhouseCoopers LLP, South Bend, Indiana. Representatives of the firm of PricewaterhouseCoopers LLP will be available to respond to questions during the Annual Meeting. These representatives have indicated that they do not presently intend to make a statement at the Annual Meeting. 1st Source plans to select its independent accountants for the year ending December 31, 1999 in July 1999.



                          PROPOSALS OF SECURITY HOLDERS

    Proposals submitted by security holders for presentation at the next Annual Meeting must be submitted in writing to the Secretary, 1st Source Corporation, on or before November 5, 1999.

                             ADDITIONAL INFORMATION

    As to the proposals presented for approval, a plurality of the shares voted is required for approval.

    COPIES OF 1ST SOURCE'S MOST RECENT FORM 10-K WILL BE PROVIDED, WITHOUT CHARGE, ON WRITTEN REQUEST TO: TREASURER, 1ST SOURCE CORPORATION, POST OFFICE BOX 1602, SOUTH BEND, INDIANA 46634.

    A copy of 1st Source's Annual Report is furnished herewith to Shareholders for the calendar year ended December 31, 1998, containing financial statements for such year. The financial statements and the Report of Independent Accountants are incorporated by reference in this Proxy Statement.



                                             By order of the Board of Directors,


                                                              Vincent A. Tamburo
                                                                       Secretary

Dated March 8, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher J. Murphy III, Larry E. Lentych and Vincent A. Tamburo and each of them Proxies; to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of 1st Source Corporation to be held on April 15, 1999 and at any and all adjournments thereof.

1.   ELECTION OF DIRECTORS.


[ ] FOR all nominees listed below (except as marked to the contrary)   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through or otherwise strike the nominee's name in the list below.

TERMS EXPIRE APRIL, 2002:           Lawrence E. Hiler         Rex Martin        Christopher J. Murphy III         Timothy K. Ozark

--------------------------------------------------------------------------------
2.   SUCH OTHER BUSINESS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING.
--------------------------------------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                                                [LOGO OF 1ST SOURCE CORPORATION]
                                          [LETTERHEAD OF 1ST SOURCE CORPORATION]



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                    --------------------------------------------
                                    Please mark, sign, date and return the Proxy
                                    promptly using the enclosed envelope.
                                    --------------------------------------------


                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature If Held Jointly


                                    Dated: -------------------------------, 1999